================================================================================

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A



                            CURRENT REPORT PURSUANT


                         TO SECTION 13 OR 15(D) OF THE


                        SECURITIES EXCHANGE ACT OF 1934


                            ------------------------


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   JUNE 5, 1997


                            ------------------------


                             HARCOURT GENERAL, INC.


           (EXACT OF NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                    DELAWARE


                 (STATE OR OTHER JURISDICTION OF INCORPORATION)



                    1-4925                                      04-1619609
           (COMMISSION FILE NUMBER)                (I.R.S. EMPLOYER IDENTIFICATION NO.)
    27 BOYLSTON STREET, CHESTNUT HILL, MA                         02167
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)



                                 (617) 232-8200


              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


================================================================================

     This report on Form 8-K/A amends and supplements a report on Form 8-K filed by Harcourt General, Inc. ("Harcourt General" or the "Company") on June 19, 1997 in connection with the merger of an indirect wholly owned subsidiary of Harcourt General with and into National Education Corporation, a Delaware corporation ("NEC"). The disclosure required by Item 2 and Item 7(a) is included in that report.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.



     (b) Pro Forma financial information:


        See pages F-1 through F-7.



     (c) Exhibits:



    Exhibit 2.1       Agreement and Plan of Merger among Harcourt General, Inc., Nick
                      Acquisition Corporation and National Education Corporation, dated as of
                      May 12, 1997, incorporated herein by reference to Exhibit 11(c)(1) to
                      Amendment No. 3 to Schedule 14D-1 of Harcourt General, Inc., dated May
                      14, 1997 (Commission File No. 1-4925).
    Exhibit 4.1       Indenture dated as of May 15, 1986 between National Education
                      Corporation and Continental Illinois National Bank and Trust Company of
                      Chicago, as Trustee, incorporated herein by reference to Exhibit 4.2 to
                      Amendment No. 1 to Registration Statement on Form S-3 of National
                      Education Corporation, dated May 16, 1986 (Registration No. 33-5552).
    Exhibit 4.2       Form of Certificate of the 6 1/2% Convertible Subordinated Debenture
                      Due 2011, incorporated herein by reference to Exhibit 4.2 to Amendment
                      No. 1 to Registration Statement on Form S-3 of National Education
                      Corporation, dated May 16, 1986 (Registration No. 33-5552).
    Exhibit 4.3       Tripartite Agreement dated as of June 1, 1990 among National Education
                      Corporation, IBJ Schroder Bank & Trust Company and Continental Bank,
                      National Association, as resigning Trustee, incorporated herein by reference to Exhibit 4 to National Education Corporation's Quarterly
                      Report on Form 10-Q for the quarter ended June 30, 1990 (Commission
                      File No. 1-6981).
    Exhibit 4.4       First Supplemental Indenture dated as of July 21, 1997 among National
                      Education Corporation, Harcourt General, Inc., and IBJ Schroder Bank &
                      Trust Company, incorporated herein by reference to Exhibit 4 to
                      Registration Statement on Form 8-A of Harcourt General, Inc., dated
                      July 22, 1997 (Commission File No. 1-4925).
    Exhibit 10.1      Credit Agreement dated as of December 16, 1994 among Harcourt General,
                      Inc. the Banks listed therein, Morgan Guaranty Trust Company of New
                      York, as documentation agent, The First National Bank of Boston, as administrative agent, The Bank of Nova Scotia and National Westminster
                      Bank Plc., as co-agents, incorporated herein by reference to Exhibit
                      11(b) to Schedule 14D-1 of Harcourt General, Inc., dated April 21, 1997
                      (Commission File No. 1-4925).
    Exhibit 10.2      Credit Agreement dated as of April 17, 1995 among The Neiman Marcus
                      Group, Inc., the Banks listed therein and Morgan Guaranty Trust Company of New York, as Agent, incorporated herein by reference to Exhibit
                      10.15 to The Neiman Marcus Group, Inc.'s Annual Report on Form 10-K for
                      the fiscal year ended August 3, 1996 (Commission File No. 1-9659).
    Exhibit 10.3      Receivables Purchase Agreement dated as of March 1, 1995 between The
                      Neiman Marcus Group, Inc. and Neiman Marcus Funding Corporation,
                      incorporated herein by reference to Exhibit 10.1 to Registration
                      Statement on Form S-3 of Neiman Marcus Group Credit Card Master Trust
                      dated March 31, 1995 (Registration No. 33-88098).

    Exhibit 10.4      Pooling and Servicing Agreement, dated as of March 1, 1995, between
                      Neiman Marcus Funding Corporation, The Neiman Marcus Group, Inc. and
                      The Chase Manhattan Bank, N.A., incorporated herein by reference to
                      Exhibit 4.1 to Registration Statement on Form S-3 of Neiman Marcus
                      Group Credit Card Master Trust dated March 3, 1995 (Registration No.
                      33-88098).
    Exhibit 10.5      Series 1995-1 Supplement to the Pooling and Servicing Agreement, dated as of March 1, 1995, among Neiman Marcus Funding Corporation, The
                      Neiman Marcus Group, Inc. and The Chase Manhattan Bank, N.A.,
                      incorporated herein by reference to Exhibit 4.2 to Registration
                      Statement on Form S-3 of Neiman Marcus Group Credit Card Master Trust
                      dated March 3, 1995 (Registration No. 33-88098).
    Exhibit 10.6      Credit Agreement dated as of July 18, 1997 among Harcourt General,
                      Inc., the Banks listed therein and The Chase Manhattan Bank, as syndication agent, Morgan Guaranty Trust Company of New York, as documentation agent, and BankBoston, N.A., as administrative agent.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION



     The unaudited pro forma financial information presented herein gives effect to the Company's acquisition of National Education Corporation and $300 million of borrowings incurred by the Company in connection with the acquisition of NEC under the Company's revolving credit agreement. The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflect adjustments as if the acquisition of NEC had occurred on November 1, 1995. The Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects adjustments as if the acquisition of NEC had occurred on April 30, 1997. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 30, 1997 includes the historical financial position of NEC as of March 31, 1997. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended October 31, 1996 includes the historical results of NEC for the twelve months ended December 31, 1996. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended April 30, 1997 includes the historical results of NEC for the six months ended March 31, 1997. The historical results of NEC for the three months ended December 31, 1996 are included in both periods.



     The acquisition of NEC has been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment, based upon appraisals and other analyses, with appropriate recognition given to the effect of the Company's borrowing rates and income taxes. Management does not expect that the final allocation of the purchase price for the acquisition of NEC will differ materially from the allocations set forth in the unaudited pro forma financial information presented herein.



     The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to present the financial position or results of operations of the Company had the acquisition of NEC occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Consolidated Statements of Operations do not reflect any adjustments for synergies that management expects to realize commencing upon consummation of the acquisition. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized.



     The unaudited pro forma financial information is based on certain assumptions and adjustments described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements and should be read in conjunction therewith and with the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the fiscal year ended October 31, 1996 and the consolidated financial statements of NEC incorporated by reference in Item 7(a) of this report.



     The Unaudited Pro Forma Condensed Consolidated Statements of Operations do not include two charges that will be taken by the Company in the fiscal quarter ending July 31, 1997: (i) a non-recurring charge of approximately $190 million, consisting of $169 million of purchased in-process research and development and approximately $21 million of certain current assets (supplies and deferred costs) and (ii) a charge in the range of $75 million to $85 million representing the realignment, consolidation and reorganization of the Company's existing businesses. The effect of the former charge is reflected as an adjustment to shareholders' equity in the Unaudited Pro Forma Condensed Consolidated Balance Sheet. The effect of the latter charge is not reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet, but will be reflected in the Company's balance sheet for the fiscal quarter ending July 31, 1997.

                             HARCOURT GENERAL, INC.


            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                                 APRIL 30, 1997



                                                            NEC
                                          HARCOURT      AS REPORTED
                                         AS REPORTED     (NOTE 1)      ADJUSTMENTS    NOTES    PRO FORMA
                                         -----------    -----------    -----------    -----    ----------
                                                                  (IN THOUSANDS)
ASSETS
Cash and equivalents.................... $   459,389     $   18,092     ($213,673)      2      $  263,808
Short-term investments..................     340,769          1,447      (340,769)      2           1,447
Undivided interests in NMG Credit Card
  Master Trust..........................     180,428             --            --                 180,428
Accounts receivable, net................     192,388         46,724       (12,704)      2         226,408
Inventories.............................     596,435         39,445        14,133       2         650,013
Current deferred income taxes...........      77,491        (18,442)       50,000      2,7        109,049
Other current assets....................      82,269         31,698       (29,894)      2          84,073
                                          ----------      ---------     ---------              ----------
     Total current assets...............   1,929,169        118,964      (532,907)              1,515,226
Property and equipment, net.............     564,257         32,588       (20,412)      2         576,433
Prepublication costs, net...............     208,130          8,186        36,500       3         252,816
Goodwill and other intangibles..........     446,907         34,312        73,188       3         554,407
Goodwill -- transaction.................          --             --       705,684       2         705,684
Other long-term assets..................     158,076          3,816        (2,483)      2         159,409
                                          ----------      ---------     ---------              ----------
     Total other assets.................     813,113         46,314       812,889               1,672,316
                                          ----------      ---------     ---------              ----------
     Total assets....................... $ 3,306,539     $  197,866     $ 259,570              $3,763,975
                                          ==========      =========     =========              ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable........................... $   136,970     $    5,899     $      --              $  142,869
Accounts payable........................     252,150         14,081            --                 266,231
Accrued liabilities.....................     326,423         32,966        95,741       2         455,130
Taxes payable...........................      25,090             --            --                  25,090
Other liabilities.......................     131,323             --        30,000      1,2        161,323
                                          ----------      ---------     ---------              ----------
     Total current liabilities..........     871,956         52,946       125,741               1,050,643
Notes and debentures....................     792,342        108,943       300,000      2,6      1,201,285
Other...................................     232,593         14,416            --                 247,009
                                          ----------      ---------     ---------              ----------
     Total long-term liabilities........   1,024,935        123,359       300,000               1,448,294
Deferred income taxes...................     187,632        (24,728)       58,751      2,7        221,655
Minority interest.......................     217,653         10,830            --                 228,483
SHAREHOLDERS' EQUITY:
Preferred stock.........................       1,134             --            --                   1,134
Common stock............................      70,745          2,171        (2,171)                 70,745
Treasury stock..........................          --         (5,399)        5,399                      --
Paid-in capital.........................     744,217        157,959      (157,959)                744,217
Cumulative translation adjustments......      (6,363)        (5,504)        5,504                  (6,363)
Retained earnings (deficit).............     194,630       (113,768)      (75,695)                  5,167
                                          ----------      ---------     ---------              ----------
     Total shareholders' equity.........   1,004,363         35,459      (224,922)      1         814,900
                                          ----------      ---------     ---------              ----------
     Total liabilities and shareholders'
       equity........................... $ 3,306,539     $  197,866     $ 259,570              $3,763,975
                                          ==========      =========     =========              ==========



  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                             HARCOURT GENERAL, INC.


       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                        SIX MONTHS ENDED APRIL 30, 1997



                                              HARCOURT         NEC
                                             AS REPORTED   AS REPORTED   ADJUSTMENTS   NOTES  PRO FORMA
                                             -----------   -----------   -----------   ----   ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues...................................   $1,648,725     $142,869      $ --               $1,791,594

Costs applicable to revenues...............    1,019,652       55,263        --                1,074,915
Selling, general and administrative
  expenses.................................      562,869       68,708        22,452      3       654,029
Corporate expenses.........................       18,939        2,619            --               21,558
                                              ----------     --------      --------           ----------
  Operating earnings.......................       47,265       16,279       (22,452)              41,092
Investment income..........................       21,375          834       (14,672)     5         7,537
Interest expense...........................      (41,753)      (4,217)       (8,775)     6       (54,745)
                                              ----------     --------      --------           ----------
Earnings (loss) before income taxes and
  minority interest........................       26,887       12,896       (45,899)              (6,116)
Income tax expense.........................       (9,141)      (2,028)       12,967      7         1,798
                                              ----------     --------      --------           ----------
Earnings (loss) before minority interest...       17,746       10,868       (32,932)              (4,318)
Minority interest..........................           --         (298)           --                 (298)
                                              ----------     --------      --------           ----------
Net earnings (loss)........................   $   17,746     $ 10,570      ($32,932)          ($   4,616)
                                              ==========     ========      ========           ==========
Weighted average shares outstanding........       72,232                                 8        70,874
                                              ==========                                      ==========
Net earnings (loss) per common share.......   $     0.25                                      ($    0.07)
                                              ==========                                      ==========



  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                             HARCOURT GENERAL, INC.


       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                          YEAR ENDED OCTOBER 31, 1996



                                              HARCOURT         NEC
                                             AS REPORTED   AS REPORTED   ADJUSTMENTS   NOTES   PRO FORMA
                                             -----------   -----------   -----------   -----   ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues...................................   $3,289,919     $288,801     $      --            $3,578,720
Costs applicable to revenues...............    1,906,974      115,856        23,860      2      2,046,690
Selling, general and administrative
  expenses.................................    1,003,841      138,244       120,050      3      1,262,135
Corporate expenses.........................       34,382        5,237            --                39,619
                                              ----------     --------     ---------            ----------
  Operating earnings.......................      344,722       29,464      (143,910)              230,276
Investment income..........................       27,329        2,783       (26,775)     5          3,337
Interest expense...........................      (82,882)      (8,113)      (20,886)     6       (111,881)
                                              ----------     --------     ---------            ----------
Earnings before income taxes and minority
  interest.................................      289,169       24,134      (191,571)              121,732
Income tax expense.........................      (98,318)      (2,236)       60,347      7        (40,207)
                                              ----------     --------     ---------            ----------
Earnings before minority interest..........      190,851       21,898      (131,224)               81,525
Minority interest..........................           --         (538)           --                  (538)
                                              ----------     --------     ---------            ----------
Net earnings...............................   $  190,851     $ 21,360     ($131,224)           $   80,987
                                              ==========     ========     =========            ==========
Weighted average shares outstanding........       72,770                                           72,770
                                              ==========                                       ==========
Net earnings per common share..............   $     2.62                                       $     1.11
                                              ==========                                       ==========



  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.  BASIS OF PRESENTATION



     The acquisition of NEC has been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment, based upon appraisals and other analyses, with appropriate recognition given to the effect of the Company's borrowing rates and income taxes. Management does not expect that the final allocation of the purchase price for the acquisition of NEC will differ materially from the allocations set forth in the unaudited pro forma financial information presented herein.



     In connection with the acquisition, NEC's accounting policies have been conformed with those of Harcourt General with respect to revenue recognition of certain subscription contracts and deferred expenses. The Unaudited Pro Forma Condensed Consolidated Statements of Operations do not give effect to these changes as the amounts will not result in a material change to the information presented herein.



     The Unaudited Pro Forma Condensed Consolidated Statements of Operations presented exclude the effects of certain non-recurring charges directly attributable to the acquisition of NEC. The Company will incur a non-recurring charge of approximately $190 million in the fiscal quarter ending July 31, 1997 which will be comprised of two components. One component is the value of purchased in-process research and development of $169 million. The other component is the value of certain current assets (supplies and deferred costs) of approximately $21 million, which is required to be recognized in accordance with the Company's accounting policies. This charge is reflected on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as a reduction of shareholders' equity, together with the elimination of NEC's historical equity of $35 million. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect a charge in the range of $75 million to $85 million. See Note 4.



     The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflect adjustments as if the acquisition of NEC had occurred on November 1, 1995. The Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects adjustments as if the acquisition of NEC had occurred on April 30, 1997. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 30, 1997 includes the historical financial position of NEC as of March 31, 1997. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended October 31, 1996 include the historical results of NEC for the twelve months ended December 31, 1996. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended April 30, 1997 include the historical results of NEC for the six months ended March 31, 1997. The historical results of NEC for the three months ended December 31, 1996 are included in both periods.



     Certain reclassifications have been made to the historical balance sheet and statements of operations of NEC to conform to the Company's presentation.



2.  DESCRIPTION OF CONSIDERATION


     The pro forma cost of the acquisition of NEC has been allocated to assets acquired and liabilities assumed at their estimated fair values as follows:


                                                                                 (IN THOUSANDS)
                                                                                 --------------
Purchase of NEC stock and options..............................................     $801,942
Fees and other expenses........................................................       52,500
                                                                                    --------
Pro forma cost of the acquisition of NEC(a)....................................      854,442
Net tangible book value of NEC.................................................        1,147
Estimated fair value of tangible and identifiable intangible assets
  acquired(b)..................................................................      332,103
Estimated fair value of liabilities assumed and accrued acquisition
  liabilities(b)...............................................................     (184,492)
                                                                                    --------
Estimated fair value of net assets acquired....................................      148,758
                                                                                    --------
Excess of cost over estimated fair value of net assets acquired................     $705,684
                                                                                    ========

---------------


(a) The cost of acquisition was funded through $300 million of borrowings under the Company's revolving credit agreement and cash and short-term investments of approximately $554 million.



(b) The estimated fair value adjustments consist of the following:



                                                                                 (IN THOUSANDS)
                                                                                 --------------
Purchased in-process research and development (Note 1).........................     $169,000
Purchased deferred costs and supplies (Note 1).................................       20,463
Accounts receivable -- increase in bad debt and returns reserves...............      (12,704)
Net inventory step-up to estimated fair value..................................       14,133
Deferred income tax asset recorded (Note 7)....................................       50,000
Other current assets...........................................................      (29,894)
Write-down to estimated fair value of property.................................      (20,412)
Step-up of acquired prepublication rights (Note 3).............................       36,500
Other identifiable intangible assets (Note 3)..................................      107,500
Other long term assets.........................................................       (2,483)
                                                                                   ---------
                                                                                    $332,103
                                                                                   =========
Accrued liabilities, primarily personnel and other exit costs..................    ($ 95,741)
Deferred revenue (Note 1)......................................................      (30,000)
Deferred income tax liability recorded (Note 7)................................      (58,751)
                                                                                   ---------
                                                                                   ($184,492)
                                                                                   =========



     The excess of cost over the estimated fair value of net assets acquired was allocated to goodwill. Of the total $706 million allocated to goodwill, $290 million was attributed to National Education Training Group and will be amortized on a straight-line basis over 25 years. The remaining goodwill will be amortized on a straight-line basis over 40 years.



     Through NEC, the Company holds approximately 82% of the issued and outstanding shares of Steck-Vaughn Publishing Corporation. The Company has made an offer to the board of directors of Steck-Vaughn to acquire the minority interest in Steck-Vaughn. The unaudited pro forma financial information included herein does not give effect to the acquisition of such shares, which would result in an increase in goodwill of approximately $30 million.



3.  AMORTIZATION OF IDENTIFIABLE INTANGIBLE ASSETS



     The acquisition of NEC was accounted for as a purchase. Accordingly, the total purchase price of $854 million was allocated to NEC's net assets acquired based on their estimated fair values. Allocations and adjustments made to certain identifiable intangible assets acquired consisted of the following:



                                                                                 (IN
                                  DESCRIPTION                                 THOUSANDS)
    -----------------------------------------------------------------------  ------------
    Step-up of acquired prepublication rights..............................    $ 36,500
                                                                               ========
    Course library.........................................................    $ 23,400
    Customer leads and contracts...........................................      36,500
    Acquired technology....................................................      47,600
                                                                               --------
                                                                                107,500
                                                                               --------
    Less existing NEC goodwill and other intangibles.......................     (34,312)
                                                                               --------
                                                                               $ 73,188
                                                                               ========



     The identifiable intangible assets will be amortized using accelerated methods over estimated lives of one to five years. The pro forma adjustments for amortization, including amortization of goodwill, were approximately $22 million for the six months ended April 30, 1997 and approximately $120 million for the year ended October 31, 1996.



     The Unaudited Pro Forma Condensed Consolidated Statements of Operations give effect to the periodic amortization of all identifiable intangible assets that would have resulted during the periods presented. Based on the allocation of purchase price and estimated lives of the acquired identifiable intangible assets set forth herein, the effect of this amortization, including amortization of goodwill and the charge for purchased in-process research and development, will be to reduce operating income by approximately $275 million in 1997, $71 million in 1998, $46 million in 1999, $26 million in 2000, $26 million in 2001 and $21 million in 2002.

4.  OTHER CHARGES



     In connection with the acquisition of NEC and the integration of NEC's businesses into those of the Company, the Company will incur a charge in the range of $75 million to $85 million. The impact of this charge on pro forma operating income is not presented in the Unaudited Pro Forma Condensed Consolidated Statements of Operations. The charge reflects costs the Company will incur in connection with the realignment, consolidation and reorganization of its existing businesses, including Drake Beam Morin. These costs consist primarily of severance and related employee benefit obligations, consolidation of facilities and impairment of certain existing assets.



5.  INVESTMENT INCOME



     The acquisition was funded in part with the Company's existing cash and short-term investments. Accordingly, had the acquisition occurred on November 1, 1995, the Company would have earned lower investment income as a result of the reduction in the investment portfolio.



     The Unaudited Pro Forma Condensed Consolidated Statements of Operations give effect to the lower investment income that would have been earned during the periods presented. Such adjustments were based on the Company's actual weighted average yields on its cash balances and investment portfolio during those periods.



6.  INTEREST EXPENSE



     In connection with the acquisition of NEC, the Company borrowed $300 million under its revolving credit agreement to fund a portion of the cash consideration.



     The Unaudited Pro Forma Condensed Consolidated Statements of Operations give effect to the interest charges that would have been incurred during the periods presented, assuming a weighted average borrowing rate of approximately 5.8%.



7.  INCOME TAXES



     The Unaudited Pro Forma Condensed Consolidated Statements of Operations have been adjusted to reflect the amount of income taxes that would have been accrued had the acquisition taken place on November 1, 1995. The Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects deferred income taxes which result from differences in the estimated fair values of net assets acquired and liabilities assumed for financial reporting purposes and their respective tax bases. The excess of cost over the estimated fair value of net assets acquired and the purchased in-process research and development are not adjusted for deferred taxes.



8.  WEIGHTED AVERAGE SHARES OUTSTANDING



     For the six months ended April 30, 1997, weighted average shares outstanding on a pro forma basis do not include common stock equivalents that became anti-dilutive due to the pro forma loss for that period.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            HARCOURT GENERAL, INC.



                                            By:      s/ STEPHEN C. RICHARDS


                                                     STEPHEN C. RICHARDS


                                                VICE PRESIDENT AND CONTROLLER



Date: July 25, 1997


                                       S-1